Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated April 20, 2022, and each included in this Post-Effective Amendment No. 801 to Registration Statement (Form N-1A, File No. 333-62298) of the Trust for Professional Managers (the “Registration Statement”).

We also consent to the incorporation by reference our report dated February 18, 2022, with respect to the financial statements and financial highlights of Mairs & Power Growth Fund, Mairs & Power Balanced Fund, and Mairs & Power Small Cap Fund, three of the funds constituting the Mairs & Power Funds Trust included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2021, into the Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
April 20, 2022